Exhibit 99.1

30% ARR GROWTH THROUGH 2020

Vulnerability Management
$123m ARR
Expect 15%+ Growth

Incident Detection & Response
$18m ARR
Expect 50%+ Growth

IT Analytics & Automation
$8m ARR
Expect 60%+ Growth

The above data is designed to be illustrative of potential trends and should not be construed as guidance or a financial outlook of any kind.

ARR as of Q3 17

Reiterating Q4 2017 & Full-Year 2017 Guidance

Rapid7 anticipates total revenue, non-GAAP loss from operations, non-GAAP loss per share and Calculated Billings to be in the following ranges for Q4 2017 and the full-year 2017:

	Q4 2017	2017
Total Revenue	$53.9 to $55.3 million	$197.1 to $198.5 million
Loss From Operations (non-GAAP)	$(7.9) to $(7.1) million	$(26.5) to $(25.7) million
Net Loss Per Share (non-GAAP)	$(0.18) to $(0.16)	$(0.62) to $(0.60)
Calculated Billings (non-GAAP)		$236.5 to $239.5 million
Weighted-average common shares outstanding	43.5 million	43.0 million

ADOPTION OF ASC 606

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ADOPTION OF ASC 606

- Adopt January 1, 2018 under modified retrospective approach
- Perpetual license recognized either upfront or over the expected economic life
- Commissions to be capitalized and amortized over either economic life for new bookings or contract term for renewals

ASC 606 – What is Changing?

	Current Treatment	ASC 606
SAAS/Managed Services	Ratable*	Ratable*
Perpetual Licenses		
With content subscriptions	Ratable*	Ratable over economic life (5 years)
Without content subscriptions	Ratable*	Upfront
Term Licenses		
With content subscriptions	Ratable*	Ratable*
Without content subscriptions	Ratable*	Upfront
Professional Services		
Bundled deployment and training	Ratable*	As delivered
Standalone services	As delivered	As delivered
Commissions Expense	Expensed upon billing	Deferred and recognized over economic life for new bookings or contract term for renewals

**Recognized ratably over the customer's contract period*

ASC 606 – 2018 Financial Impact

	Revenue	Non-GAAP Operating Loss
Perpetual Licenses	($10m–$7m)	($10m–$7m)
Professional Services	($3m–$1m)	($3m–$1m)
Commissions Expense	–	$8m–$11m
Net Impact	**($13m–$8m)**	**($5m) - $3m**

The above estimated revenue impact is subject to change based upon the value of our Q4 17 and 2018 bookings, the mix and contract lengths of our Q4 17 and 2018 bookings and the amount of professional services delivered in Q4 17. The estimated impact to commissions is subject to change based upon changes in bookings noted above and modifications to our 2018 commission plans.

EXPECTED IMPACT OF SHIFT TO SUBSCRIPTION

Revenue

- Total revenues to continue to grow through transition
- Recurring Revenue to increase as percent of total revenue

Operating Margin (non-GAAP)

- Continue to make strategic investments in shift to subscription in 2018
- Operating leverage improves in 2019

Cash Flow

- Less upfront cash from subscription vs perpetual bookings with same contract term
- Possibly lower contract lengths

Key Metric

- ARR: the annualized value of all recurring revenue related contracts in place at the end of the quarter

GROWTH AND PROFITABILITY FRAMEWORK

REVENUE GROWTH FRAMEWORK

20% Total revenue CAGR from 2017 to 2020

30% Recurring revenue CAGR from 2017 to 2020

- Driven by steady new customer additions
- And ongoing upsell and cross sell
- Shift to subscription

PROFESSIONAL SERVICES REVENUE

Services grew +52% in 2016

Services grew +29% YTD

Q3 17

Expected to grow approximately 5-10% annually through 2020

GROSS MARGIN FRAMEWORK

- Products shift towards SaaS, some pressure on Product GM
- Anticipate Professional Services to represent lower mix of revenues
- Anticipate Total GM to be in the range of SaaS companies (mid-low 70's)



Gross Margin (Non-GAAP) By Segment
100%
80%
60%
40%
20%
0%
92%
91%
88%
89%
82%
76%
79%
82%
81%
84%
77%
75%
76%
77%
74%
14%
21%
35%
33%
37%
2014
2015
2016
Q3 16 YTD
Q3 17 YTD
Total Gross Margin %
Product Margin %
Maintenance & Support Margin %
Professional Services Margin %

2018 FRAMEWORK - 605

Anticipated Revenue

- Less Perpetual, more subscription
- Some headwind due to VM perpetual to SaaS transition
- Services growth slower

Anticipated Expenses

- GM: Low to mid-70's, in line with other SaaS companies
- Overall Opex Growth (Non-GAAP):

  Points of Leverage:

  - Sales and marketing and G&A
  - R&D – flat as % of revenue

RAPID7

IMPACT OF NEW HQ

- In 2H19, Rapid7 is planning to consolidate Boston and Cambridge into new headquarters building, under 10.5 year lease.

- Approximately $24m in total capex; capex spending is anticipated to begin in 2H18.


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100
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PARKING

2020 NON-GAAP TARGETS

	2015A	2016A	2017**		2020 Target
ARR at 12/31	$90m	$121m	--	+30%+ ARR growth	~$350m
Total Revenues	$110.5m	$157.4m	$197.8m	+20%+ revenue CAGR	~$350m
Total Gross Margin*	75%	76%	74%	In line with SaaS peers	73%-75%
S&M % of Revenue*	58%	53%	53%	Greater renewals mix, rep efficiencies, and commission accounting change	37%-39%
R&D % of Revenue*	30%	27%	22%	Improved efficiencies and scale – SaaS platform	20%-22%
G&A % of Revenue*	17%	15%	12%	Improved efficiencies and scale	8%-9%
Operating Margin*	-30%	-19%	-13%		4%-7%
Free Cash Flow Margin	-5%	3%	3%		12%-14%
					Based on ASC 606

Expect Operating Income* positive for Full Year 2019

* All figures are Non-GAAP
**Consensus estimates for FY 2017

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